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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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Friendly Ice Cream Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, Massachusetts 01095

Notice of Annual Meeting of Shareholders

To be held on May 11, 2005

To all Shareholders of Friendly Ice Cream Corporation:

        Notice is Hereby Given that the Annual Meeting of Shareholders of Friendly Ice Cream Corporation ("Friendly's") will be held in the Friendly Ice Cream Corporation Conference Center, 1855 Boston Road, Wilbraham, Massachusetts at 10:00 a.m. local time on Wednesday, May 11, 2005 for the following purposes:

  1.
  To elect two Class II Directors for terms expiring in 2008.

  2.
  To ratify the appointment of Ernst & Young LLP as Friendly's independent registered public accounting firm for fiscal 2005.

  3.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Notice is Further Given that the Board of Directors has fixed March 28, 2005, as the record date, and only holders of record of Friendly's common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        Your copy of the 2004 Annual Report of Friendly Ice Cream Corporation is enclosed.

        IF YOU PLAN TO ATTEND: Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Cameras and recording devices will not be permitted at the meeting. Beneficial owners of stock held in "street name" will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        Whether or not you expect to attend the Annual Meeting of Shareholders, please complete, date and sign the accompanying Proxy Card and mail it promptly in the enclosed prepaid return envelope. If you attend the Annual Meeting of Shareholders, you may vote in person if you wish, even if you have previously returned your Proxy Card.

                      By Authorization of the Board of Directors,

                      Gregory A. Pastore
                       Vice President, General Counsel & Clerk

Wilbraham, Massachusetts
April 8, 2005

Proxy Statement for
Annual Meeting of Shareholders of

FRIENDLY ICE CREAM CORPORATION
To Be Held on May 11, 2005

FRIENDLY ICE CREAM CORPORATION
1855 Boston Road
Wilbraham, MA 01095

PROXY STATEMENT

        The Board of Directors of Friendly Ice Cream Corporation (hereafter "Friendly's" or the "Company") solicits your proxy for use at the Company's 2005 Annual Meeting of Shareholders. This proxy statement contains information related to the Annual Meeting to be held on May 11, 2005 at the Friendly Ice Cream Corporation Conference Center, 1855 Boston Road, Wilbraham, Massachusetts 01095 at 10:00 a.m., and at any postponements or adjournments of such meeting (the "Annual Meeting"). This proxy statement and form of proxy are first being mailed to shareholders on approximately April 8, 2005.

THE ANNUAL MEETING

The Purpose of the 2005 Annual Meeting

        At Friendly's 2005 Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of two directors and ratification of the Company's independent registered public accounting firm.

Voting at the Annual Meeting

        You are entitled to vote at the Annual Meeting if you are an owner of record of shares of common stock of Friendly's, its only class of voting securities, at the close of business on March 28, 2005 (the "Record Date"). As an owner of record on the Record Date, you are entitled to one vote for each share of common stock of Friendly's that you hold. On March 28, 2005, there were 7,722,979 shares of common stock issued and outstanding.

Voting by Proxy

        To vote by proxy, please promptly complete, sign and return the enclosed proxy card. Once the enclosed proxy is completed, properly signed and returned to Friendly's, it will be voted as directed. If you are planning to attend the Annual Meeting, the proxy may also be delivered on the day of the Annual Meeting.

        You may revoke this proxy if you attend the Annual Meeting in person and request that the proxy be revoked. To change or revoke your vote before the proxy is exercised, simply file either a notice of revocation or a duly executed proxy bearing a later date with the Clerk of Friendly's, before the proxy is exercised.

        Please specify your voting choices on the enclosed form of proxy. If you do not provide specific instructions, the shares represented by your signed proxy will be voted FOR the election of the two director nominees and FOR the ratification of the appointment of the independent registered public accounting firm.

What Constitutes a Quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies received but marked as abstentions and shares held in "street name" and represented at the Annual Meeting which the record holders are not entitled to vote on certain matters ("broker non-votes") will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Voting for the Election of Directors

        The directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting. You, as a shareholder, may vote in favor of one or both of the director nominees or withhold your vote as to the director nominees. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of a director will not be voted with respect to such director, and will have no effect on the outcome, although it will be counted for purposes of determining whether there is a quorum.

        Broker non-votes will have no effect on this outcome.

Board's Recommendation

        Unless otherwise instructed on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth below together with the description of the proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  FOR election of the nominated directors (see "Proposal 1—Election of Directors"); and

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2005 (see "Proposal 2—Independent Registered Public Accounting Firm").

        Should any other matter come properly before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

STOCK OWNERSHIP

Who Are the Largest Owners of Friendly's Stock?

        The following table sets forth the beneficial ownership of Friendly's common stock by each person who, as of March 1, 2005, is known by Friendly's to be the beneficial owner of 5% or more of the common stock, with sole voting and dispositive power except as otherwise indicated.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
FMR Corp. Edward C. Johnson 3d Abigail P. Johnson Fidelity Management & Research Company Fidelity Leveraged Co. Stock Fund 82 Devonshire Street Boston, MA 02109	1,001,276	(a)	13.0%
Kevin Douglas, James E. Douglas, III, Douglas Family Trust and James Douglas and Jean Douglas Irrevocable Descendants' Trust 1101 Fifth Avenue, Suite 360 San Rafael, CA	840,700	(b)	10.9%
Donald N. Smith 2431 Adamsway Drive Aurora, IL 60504	732,178	(c)	9.5%
S. Prestley Blake 6799 South Marina Way, Sailfish Point Stuart, FL 34996	728,800	(d)	9.4%
Bank of America Corporation NB Holdings Corporation Bank of America, N.A. Fleet National Bank Columbia Management Group, Inc. Columbia Management Advisors, Inc. 100 North Tryon Street Floor 25 Bank of America Corporate Center Charlotte, NC 28255	716,253	(e)	9.3%

(a)
Based on information contained in a Schedule 13G/A filed with the Securities Exchange Commission ("SEC") on February 14, 2005, each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson may be deemed to have beneficially owned 1,001,276 shares, with sole dispositive power as to those shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, was the beneficial owner of 1,001,276 shares (or 13.0% of the outstanding common stock) as a result of acting as investment adviser to various registered investment companies (the "Funds"). The ownership of one Fund, Fidelity Leveraged Co. Stock Fund, amounted to 423,400 shares (or 5.5% of the outstanding common stock). Edward C. Johnson 3d, Chairman of FMR Corp. and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,001,276 shares owned by the Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees, and neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the Funds.

(b)
Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2005, Kevin Douglas reports shared voting power as to 544,951 shares and shared dispositive power as to 840,700 shares. Kevin Douglas and his wife, Michelle Douglas, hold 358,146 shares both directly and jointly. Mr. James E. Douglas, III reports sole voting and shared dispositive power as to 73,445 shares. Douglas Family Trust reports sole voting and shared dispositive power as to 222,304 shares, which James E. Douglas, Jr. and Jean A. Douglas, husband and wife, are co-trustees. James Douglas and Jean Douglas Irrevocable Descendants' Trust reports shared voting and shared dispositive power as to 186,805 shares, which Kevin Douglas and Michelle Douglas, husband and wife, are co-trustees.

(c)
Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2005, Mr. Smith reports sole voting and dispositive power as to 732,178 shares.

(d)
Based on information contained in a Schedule 13D filed with the SEC on December 11, 2002, Mr. Blake reports sole voting and dispositive power over 728,800 shares owned by SPB Family Limited Partnership, a partnership in which he serves as sole general partner. He disclaims voting and dispositive power over 10,000 shares owned by The Helen D. Blake 1993 Trust, a trust in which his wife serves as trustee.

(e)
Based on information contained in a Schedule 13G/A filed on February 11, 2005 with the SEC, Bank of America Corporation reports shared voting power with respect to 680,885 shares and shared dispositive power with respect to 716,253 shares; each of NB Holdings Corporation and Bank of America, NA reports shared voting power with respect to 1,000 shares; Fleet National Bank reports sole voting power with respect to 227,485 shares, shared voting power with respect to 452,400 shares, sole dispositive power with respect to 248,474 shares and shared dispositive power with respect to 467,779 shares; Columbia Management Group, Inc. reports shared voting power with respect to 452,400 shares and shared dispositive power with respect to 466,000 shares; and Columbia Management Advisors, Inc. reports sole voting power with respect to 452,400 shares and sole dispositive power with respect to 466,000 shares.

How Much Stock Do Friendly's Directors and Executive Officers Own?

        The following table sets forth the beneficial ownership of Friendly's common stock, as of March 1, 2005, for each director and director nominee, each executive officer named in the Summary Compensation Table under "Executive Compensation" below, and for all directors and executive officers as a group, with sole voting and dispositive power except as indicated.

Name	Aggregate No. of Shares Beneficially Owned(1)		% of Shares Outstanding
Donald N. Smith	732,178		9.5%
Steven L. Ezzes	39,337		*
Burton J. Manning	25,150		*
Michael J. Daly	21,100	(2)	*
Perry D. Odak	0		*
John L. Cutter	243,982	(3)	3.1%
Paul V. Hoagland	85,498		1.1%
Lawrence A. Rusinko	33,062		*
Kenneth D. Green	15,284		*
Garret J. Ulrich	64,689		*
Michael A. Maglioli	77		*
All directors and executive officers as a group (12 persons)	1,295,545		15.9%

*
Represents less than 1% of Friendly's outstanding common stock.

(1)
Includes 21,900, 23,150, 18,900, 169,329, 85,498, 29,731, 15,000, 47,881 and 439,562 shares that Messrs. Ezzes, Manning, Daly, Cutter, Hoagland, Rusinko, Green, Ulrich and all directors and executive officers as a group, respectively, could purchase by exercise of options at that date or within 60 days after that date.

(2)
Includes 200 shares owned by Mr. Daly's spouse.

(3)
Includes 12,000 shares held by John L. Cutter and Louise L. Cutter as Joint Tenants.

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC requires that Friendly's identify each person who at any time during the fiscal year was a director, officer or beneficial owner of more than ten percent of any class of equity securities of Friendly's that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years. Based on a review of such reports, and on written representations from reporting persons, Friendly's believes that all Section 16(a) filing requirements were complied with during fiscal 2004 and through March 31, 2005, except as follows: (a) one transaction was inadvertently reported late on behalf of each of Messrs. Ledsinger, Ezzes, Daly and Manning, each transaction involving a stock option grant on October 19, 2004; (b) three transactions were inadvertently reported late on behalf of Mr. Cutter, involving unreported acquisitions of shares under the Friendshare Employee Stock Purchase Program on each of May 4, 2000, June 5, 2000 and February 1, 2001; (c) six transactions were inadvertently reported late on behalf of Mr. Green, two of which transactions involved stock option grants on each of August 3, 2004 and October 19, 2004, and four of which transactions involved unreported acquisitions of shares under the Friendshare Employee Stock Purchase Program on each of October 27, 2004, November 23, 2004, January 5, 2005 and February 2, 2005; and (d) one transaction was inadvertently reported late on behalf of Gregory A. Pastore, the Company's Vice President, General Counsel and Clerk, involving a stock option grant on February 23, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes of directors. The term of office of the directors in Class II expires at the 2005 Annual Meeting. At the Annual Meeting, two directors will be elected in Class II to hold office until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified. Based upon the recommendation of the Nominating Committee of the Board of Directors, the Board of Directors has unanimously nominated Mr. Steven L. Ezzes and Mr. Perry D. Odak, both of whom are currently serving as Class II directors, to be reelected as Class II directors. Mr. Steven L. Ezzes has served as a Class II director since 1995 and Mr. Perry D. Odak has served as a Class II director since March 1, 2005. Mr. Odak was appointed as a Class II director to fill the vacancy created by the resignation of Mr. Charles A. Ledsinger, who resigned as a member of the Board to pursue other activities effective March 1, 2005. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nominees.

        Should either of the nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for the named nominee for the election of such substitute nominee. Each nominee has consented to serving as a director if elected. The nominees are not being nominated pursuant to any arrangement or understanding with any person.

        The Company encourages the Board of Directors to attend annual meetings of shareholders and believes that attendance at annual meetings is just as important as attendance at meetings of the Board of Directors. In fact, Board of Directors and committee meetings are typically scheduled to coincide with the dates of the Company's annual meetings. All of the directors who were serving at the time attended last year's annual meeting held on May 19, 2004.

        The nominees and the other directors have furnished the following information relating to their principal occupations and directorships.

Directors Standing for Election

        Class II Directors.    The directors standing for election, for a term ending in 2008, are:

Steven L. Ezzes	Age: 58	Director since 1995
Mr. Ezzes has been the Managing Director of The Airlie Group, a private investment company, since July 2004. Prior to joining The Airlie Group, Mr. Ezzes was a Managing Director of K2 Advisors LLC, a private investment company, from March 2002 to June 2004. From September 1999 to March 2002, Mr. Ezzes was a Managing Director of Thomas H. Lee Capital, LLC, a private investment company.
Perry D. Odak	Age: 59	Director since 2005
Mr. Odak has been the President and Chief Executive Officer of Wild Oats Markets, Inc., an organic, specialty and natural food market chain, since March 2001. Prior to joining Wild Oats Markets, Inc., Mr. Odak was Chief Executive Officer and President of Ben & Jerry's Homemade, Inc., a manufacturer of super premium ice cream products, from January 1997 to January 2001.

Directors Continuing in Office

        Class III Director.    The following Class III Director was elected in 2003 for a term ending in 2006:

Donald N. Smith	Age: 64	Director since 1988
Mr. Smith has been Chairman of Friendly's Board since September 1988. He served as Chief Executive Officer of Friendly's from September 1988 to February 2003, and as Friendly's President from September 1988 to December 1998. Since 1986, Mr. Smith has been Chairman of the Board and Chief Executive Officer of The Restaurant Company ("TRC"), which owns and franchises a chain of mid-scale restaurants under the name Perkins Restaurant and Bakery. He also served as TRC's Chief Operating Officer from 1998 to March 2004.

        Class I Directors.    The following Class I Directors were elected in 2004 for a term ending in 2007:

Michael J. Daly	Age: 63	Director since 1997
Mr. Daly has been the Vice Chairman of Baystate Health Systems, a health care organization, since January 2004. He previously served as President and Chief Executive Officer of Baystate Health Systems from December 1981 until December 2003.
Burton J. Manning	Age: 72	Director since 1997
Mr. Manning has been the Chairman Emeritus of J. Walter Thompson, Inc., an international advertising agency since January 1998.

Director Compensation

        Each director of Friendly's receives a fee of $2,500 per month, and $1,500 per Board of Directors meeting attended, plus expenses. Directors who are members of the Audit Committee also receive $1,500 for attendance at the annual Audit Committee meeting. Mr. Smith receives additional director compensation of $8,333.34 per month for serving as Chairman of the Board.

        In fiscal 2004, Messrs. Ezzes, Ledsinger, Daly and Manning received 6,000, 3,000, 3,000 and 4,500 stock options, respectively, pursuant to the Company's 1997 Stock Option Plan. Stock options granted were reflective of the functions of each Board member. Each Board member, other than the Chairman, received a minimum of 3,000 stock options. The Compensation Committee Chairman received an additional 1,500 stock options and the Audit Committee Chairman received an additional 3,000 stock options. All of the stock options granted to directors during 2004 have an exercise price of $9.71 per share. As originally granted, one-third of the stock options awarded were scheduled to vest on each of the next three consecutive anniversaries of the option award. In December 2004, the Company's Board of Directors approved the vesting of all then outstanding and unvested stock options issued under the Company's 1997 Stock Option Plan and the Company's 2003 Incentive Plan, including the stock options granted to directors during 2004. This action was taken to reduce, or eliminate to the extent permitted, the transition expense related to outstanding stock option awards under SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". The stock options expire five years from the date of the award.

Board Independence

        The Board of Directors has reviewed and analyzed the qualifications of each director and has affirmatively determined that each of Messrs. Ezzes, Daly, Manning and Odak are "independent" and, in the case of Mr. Ledsinger was "independent" through his date of resignation on March 1, 2005, as such term is defined under the current listing standards of the American Stock Exchange. The Board has also determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Mr. Smith is not considered independent because he was an officer of the Company until February 2003.

Board Committees and Meetings

        Friendly's Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Board of Directors met seven times during fiscal 2004. During 2004, each director attended at least 75% of the meetings of the Board of Directors and each committee on which they served.

        The Audit Committee:    During fiscal 2004, Messrs. Ledsinger, Ezzes and Daly served on the Audit Committee. Messrs. Ezzes, Daly and Odak are the current members of the Audit Committee. Mr. Odak was appointed to the Audit Committee effective upon Mr. Ledsinger's resignation from the Board and its committees on March 1, 2005. Mr. Ezzes is the Chair of the Audit Committee and has been designated as the Audit Committee Financial Expert by the Board of Directors. The Audit Committee met six times during fiscal 2004.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available through the Company's website at www.friendlys.com. As more fully described in its charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, the systems of internal controls and all audit processes and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's independent registered public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters.

        The Compensation Committee:    During fiscal 2004, Messrs. Manning, Daly and Ledsinger served on the Compensation Committee. Effective as of March 1, 2005, Messrs. Daly, Manning and Odak are the current members of the Compensation Committee. Mr. Odak was appointed to the Compensation

Committee effective upon Mr. Ledsinger's resignation from the Board and its committees on March 1, 2005. Mr. Daly is the Chair of the Compensation Committee. The Compensation Committee met four times during fiscal 2004. The Compensation Committee annually recommends to the Board of Directors the base salary, incentive compensation and any other compensation of the Chairman of the Board, Chief Executive Officer and the elected officers of Friendly's and makes recommendations to the Board on the administration of the terms and policies of Friendly's Annual Incentive Plan, 1997 Restricted Stock Plan, 1997 Stock Option Plan and the 2003 Incentive Plan. The Compensation Committee also reviews and submits recommendations to the Board of Directors regarding certain employee benefit plans, and performs any other functions or duties as deemed appropriate by the Board.

        The Nominating Committee:    During fiscal 2004, Messrs. Smith, Ezzes and Daly served on the Nominating Committee. Messrs. Smith, Ezzes and Manning are the current members of the Nominating Committee. Mr. Smith is the Chair of the Nominating Committee. The Committee met two times during fiscal 2004. The Nominating Committee operates under a written charter adopted by the Board of Directors, which is publicly available through the Company's website at www.friendlys.com. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and the Company's management, and (iii) make recommendations to the Board of candidates for all directorships to be filled by the shareholders or the Board. Based upon the recommendation of the Nominating Committee, the Board of Directors, including at least a majority of the independent directors, selects the nominees for director.

        The Nominating Committee may consider candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to recommend a candidate for director for election at the 2006 Annual Meeting of Shareholders, the shareholder may do so by submitting in writing such nominee's name to the Nominating Committee in the manner described under "Shareholder Communications" and otherwise follow the procedures described under "Shareholder Proposals and Shareholder Nominations of Directors for the 2006 Annual Meeting." The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2004, the members of Friendly's Compensation Committee were Messrs. Manning, Daly and Ledsinger. Effective as of March 1, 2005, Messrs. Daly, Manning and Odak are the current members of the Compensation Committee. Mr. Daly is the Chair of the Compensation Committee. None of the foregoing was an officer or employee of Friendly's during fiscal 2004. No Friendly's executive officer served as a director of a company for which Messrs. Manning, Daly, Ledsinger or Odak served as an executive officer.

        The Board of Directors recommends that shareholders vote "FOR" the election of each of the directors standing for election (Item 1 on the Proxy Card).

REPORT OF THE AUDIT COMMITTEE

        In overseeing the preparation of Friendly's audited financial statements, the Audit Committee met with both management and Friendly's independent registered public accounting firm (independent auditors) to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to Friendly's independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the letter received from the independent auditors and the written disclosures they made to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Friendly's audited financial statements in Friendly's Annual Report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Charles A. Ledsinger
                      Steven L. Ezzes
                      Michael J. Daly

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP, the Company's independent registered public accounting firm, audited the accounts of Friendly's for its 2004 fiscal year. The Audit Committee has appointed Ernst & Young LLP as Friendly's independent registered public accounting firm for the fiscal year ending January 1, 2006. The shareholders of the Company are being asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock represented at the Annual Meeting in person or by proxy. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so, or respond to appropriate questions.

        Although ratification is not required by Friendly's Articles of Organization, By-laws or Massachusetts law, the Board is submitting the appointment of Ernst & Young LLP to Friendly's shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders' views on the Company's independent registered public accounting firm. In the event that Friendly's shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and its shareholders.

        The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Friendly's independent registered public accounting firm for the fiscal year ending January 1, 2006 (Item 2 on the Proxy Card).

Fees for Fiscal 2004 and Fiscal 2003

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP, the Company's principal accountant, for fiscal 2004 and 2003.

	2004		2003
Audit Fees	$1,001,029	(a)	$294,408
Audit-Related Fees	23,000		29,837
Tax Fees	13,168		11,825
All Other Fees	0		0

Total Fees	$1,037,197		$336,070

(a)
Includes $475,000 related to an audit of the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit Fees represent fees for professional services provided in connection with the audit of the annual financial statements of the Company and certain consolidated subsidiaries and review of the quarterly financial statements of the Company and certain consolidated subsidiaries and audit services provided in connection with other statutory or regulatory filings or engagements, including comfort letters and consents related to SEC filings and securities offerings.

        Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. These services include audits of employee benefit plans and advice and consultations in connection with the implementation of Section 404 of the Sarbanes-Oxley Act.

        Tax Fees represent fees for professional services for federal and state tax compliance, tax advice and tax planning.

        There were no "other fees" for services rendered by Ernst & Young LLP other than those described above.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval for ongoing services is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for recommending compensation and benefits for the elected officers of Friendly's, including awards under Friendly's stock plans.

        The Committee is committed to implementing a compensation program that supports Friendly's mission—to grow Friendly's revenues and earnings by building on and reinforcing the Friendly's brand. Thus, executive compensation will be structured around the following tenets:

  •
  Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on the achievement of Friendly's and individual performance goals.

  •
  Management should be focused on the long-term interests of shareholders. Thus, a portion of the compensation opportunity should be long-term, at-risk pay in the form of equity.

  •
  Friendly's must maintain its ability to attract, retain and encourage the development of qualified, capable executives. Total compensation opportunities will generally mirror those offered by comparably sized organizations within the restaurant industry although, for those positions where the labor market is not limited to the restaurant industry, Friendly's will reference broader general industry information for similarly sized organizations. The comparable group used for compensation purposes will generally be broader than the group that comprises the published industry index in the Performance Graph included in this proxy statement. The Compensation Committee believes that Friendly's competition for executive talent is not limited to the companies included in the published industry index established for comparing shareholder returns.

        The key elements of Friendly's executive compensation program are base salary, annual incentives and long-term compensation. These key elements are addressed separately below.

Base Salaries

        The Committee annually reviews each executive officer's base salary. Base salaries are targeted at or slightly above the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge and internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to Friendly's. Based on the foregoing, the base salary of John L. Cutter, the Company's Chief Executive Officer since February 2003, was increased from $475,000 to $520,200 in fiscal 2004.

Annual Incentives

        The Annual Incentive Plan ("AIP Plan") is structured to provide a variable pay opportunity based on company and individual performance. Each year, the Compensation Committee establishes Company financial objectives. The financial objectives are based upon Friendly's achievement of specified levels of earnings as measured by EBITDA (i.e., earnings before interest, taxes, depreciation and amortization). These goals are considered achievable but require above-average performance. For Mr. Cutter, his target payout in fiscal 2004 ranged up to 100% of his base pay. For all other executive officers, target payouts in fiscal 2004 ranged up to 50% of base pay. Maximum awards for superior performance are capped at 150% of target. Neither Mr. Cutter nor any other executive officer earned a cash bonus under the AIP Plan in fiscal 2004 because the minimum EBITDA target for 2004 pursuant to the terms of the AIP Plan was not achieved.

Long-Term Incentives

        Long-term incentives may be provided pursuant to Friendly's 1997 Restricted Stock Plan Plan, 1997 Stock Option Plan and the 2003 Incentive Plan. The Committee anticipates that a combination of stock options and other performance-based awards will be the primary form of long-term incentives. During fiscal 2004, such incentives consisted of stock option and performance unit grants. Stock options representing 77,193 shares were awarded to executive officers during fiscal 2004. During fiscal 2004, Mr. Cutter was granted stock options to purchase 22,981 shares at an average exercise price of $12.45 per share. Performance units with a target cash payout value of $754,000 were issued to executive officers during fiscal 2004. Mr. Cutter received performance units with a target cash payout value of $349,000 during fiscal 2004.

        Stock options under Friendly's 1997 Stock Option Plan and the 2003 Incentive Plan are granted at the fair market value of the common stock on the date of grant. The ultimate value of an option grant to the recipient depends on the shareholder value created between the date of grant and the date of exercise. Stock option awards are based primarily on competitive practice but may also be adjusted to reflect factors such as individual and company performance.

Policy with Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate deduction for compensation paid to the Chief Executive Officer and the other executive officers named in the proxy statement to $1 million each, unless certain requirements are met. The Compensation Committee will consider the impact of this provision when making compensation decisions. However, the Committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

                      THE COMPENSATION COMMITTEE

                      Burton J. Manning
                      Michael J. Daly
                      Charles A. Ledsinger

PERFORMANCE GRAPH

        The following indexed graph indicates the Company's total shareholder return for the period beginning January 2, 2000 and ending January 2, 2005 as compared to the total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Restaurant Index, assuming an investment of $100 in each as of January 2, 2000. Friendly's is not included in either of these indices. Total shareholder return for the Company, as well as for the Indices, is based on the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the beginning and at the end of the period.

Cumulative Total Return
(in dollars)

	01/02/00	12/31/00	12/30/01	12/29/02	12/28/03	01/02/05
Friendly's	$100.00	$46.48	$94.65	$126.20	$229.86	$189.30
S&P 500 Index	$100.00	$90.91	$81.01	$62.09	$79.11	$89.04
S&P Restaurant Index	$100.00	$90.23	$81.66	$60.55	$89.75	$131.73

EXECUTIVE COMPENSATION

Summary Compensation Table

        The Summary Compensation Table below sets forth the compensation earned for the last three fiscal years by each individual who served as Chief Executive Officer of Friendly's for any part of fiscal 2004, each of the other four most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2004, and one other former executive officer of Friendly's (the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)(e)	Securities Underlying Options (#)	All Other Compensation ($)
John L. Cutter (a) Chief Executive Officer & President	2004 2003 2002	529,880 530,173 425,600	0 364,300 400,000	5,151 5,180 13,832	22,981 39,348 30,000	36,414(f — —)
Paul V. Hoagland Executive Vice President of Administration, Chief Financial Officer & Treasurer	2004 2003 2002	339,680 338,705 282,133	0 114,700 198,800	3,940 3,863 6,607	10,205 17,293 17,000	23,100(f — —)
Kenneth D. Green(b) Vice President, Company Restaurant Operations	2004 2003	166,538 94,154	19,055 10,000	86,528 59,082	15,000 0	8,420(f —)
Lawrence A. Rusinko(c) Senior Vice President, Marketing	2004 2003	223,800 98,270	0 62,700	55,399 67,795	4,731 25,000	6,248(f )
Garrett J. Ulrich Vice President, Human Resources	2004 2003 2002	241,100 248,745 233,720	0 58,400 113,100	4,110 3,748 4,062	5,113 7,268 8,000	16,205(f — —)
Michael A. Maglioli(d) Senior Vice President, Operations	2004 2003 2002	61,898 272,662 254,800	33,667 95,000 183,800	19,705 3,748 4,953	6,990 12,531 12,000	251,246(g — —)

(a)
Mr. Cutter became Chief Executive Officer in February 2003.

(b)
Mr. Green joined Friendly's in April 2003, and became Vice President, Company Restaurant Operations in August 2004.

(c)
Mr. Rusinko joined Friendly's in July 2003.

(d)
Mr. Maglioli's employment with Friendly's terminated in March 2004.

(e)
"Other Annual Compensation" may include financial services, membership dues, COBRA payments pursuant to severance or hiring arrangements, relocation expenses ($85,125 for Mr. Green, $38,576 for Mr. Rusinko) and group or universal life insurance earnings.

(f)
The amount in this column includes contributions made for the benefit of the named executive officer under the Deferred Compensation Plan or cash contributions made in lieu of participation in the Friendly Ice Cream Corporation Employee Savings and Investment Plan.

(g)
Represents $201,832 for continuation of base salary pursuant to a separation arrangement, $20,285 for vacation pay, $9,250 for automobile related expenses, and $19,879 in lieu of participation in the Deferred Compensation Plan. See "Contractual Arrangements with Executive Officers; Separation Agreement" below.

Pension Plan

        Benefits under the Friendly Ice Cream Corporation Cash Balance Pension Plan (the "Pension Plan") for Messrs. Cutter, Hoagland, Green, Rusinko, Ulrich and Maglioli are generally determined based on the value in their respective notional cash balance accounts under the Pension Plan. Effective January 1, 2004, the Pension Plan was frozen and no additional accruals will be made under such plan. Interest is credited to the cash balance account each year. The Pension Plan provides for an election to receive benefits in an actuarially determined lump sum. As of January 2, 2005, the estimated annual benefits, payable upon retirement at age 65 in the form of a straight life annuity, unreduced for social security benefits, for each of Messrs. Cutter, Hoagland and Ulrich were $3,000, $1,600 and $17,200, respectively. Pursuant to the Separation Agreement by and between Mr. Maglioli and the Company dated March 29, 2004 and the terms of the Pension Plan, Mr. Maglioli elected to receive a one-time, lump sum distribution of his Pension Plan benefits equal to $378,923.

Deferred Compensation Plan

        The Company sponsors an unfunded Deferred Compensation Plan for a select group of management employees of the Company. The Deferred Compensation Plan was adopted effective January 1, 2004. The Company's Supplemental Executive Retirement Plan was merged with and into the Deferred Compensation Plan on January 1, 2004 to consolidate the Company's nonqualified retirement plans. Potential participants must be employed by the Company for one year before becoming eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan permits eligible participants to make elective deferrals of their salary and annual bonus to the plan. Eligible participants may elect to defer up to 30% of their base salary and up to 100% of their annual bonus. Participants who entered the plan prior to January 1, 2004 may also elect to defer their long-term bonus.

        The Company makes a monthly employer contribution to each eligible participant's plan account equal to 7% of their monthly base salary. Eligible participants in the Deferred Compensation Plan hired prior to January 1, 2004 are fully vested in their employer contributions. Eligible participants in the Deferred Compensation Plan hired on or after January 1, 2004 shall be fully vested in their employer contributions after three years of service or upon a change in control. Distributions to the participants of their plan accounts are permitted upon the employee's termination of employment, death, unforeseen hardship or while still employed once every three years subject to a 10% penalty deducted from the distribution. Payments of an employee's account will be made in a lump sum unless an election is made to receive the payments in five substantially equal annual payments. The Deferred Compensation Plan's assets are held in a rabbi trust that is subject to the claims of the Company's creditors.

Stock Options

        The following tables show information concerning stock option grants in fiscal 2004 (and how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the five-year life of the options) and fiscal year-end option values. The hypothetical 5% and 10% rates are assumed rates of appreciation required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the common stock.

Stock Option Grants in Fiscal 2004

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (a)
	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year
				Exercise Price Per Share($)
Name					Expiration Date
						5%($)	10%($)
John L. Cutter	22,981	15.9%		12.45	2/23/2009	79,055	174,656
Paul V. Hoagland	10,205	7.1%		12.45	2/23/2009	35,105	77,558
Kenneth D. Green	7,500 7,500	5.2 5.2	% %	8.97 9.71	8/3/2009 10/19/2009	18,600 20,100	41,100 44,475
Lawrence A. Rusinko	4,731	3.3%		12.45	2/23/2009	16,275	35,956
Garrett J. Ulrich	5,113	3.5%		12.45	2/23/2009	17,589	38,859
Michael A. Maglioli	6,990	4.8%		12.45	2/23/2009	24,046	53,124

(a)
Calculated over a five-year period, representing the life of the options.

        All of the stock options awarded in 2004 initially had a three-year vesting and a five-year expiration from date of grant, subject to the optionee's continued employment with Friendly's. In addition, all awards under the Company's stock option plans contained provisions providing that the stock options will become fully vested and exercisable upon a change in control of Friendly's. In general terms, a change in control may occur when:

  •
  third parties acquire 35% or more of the voting stock of Friendly's, with certain exceptions, and existing senior management and certain existing shareholders collectively own less voting stock than such third parties and no longer have the ability to elect a majority of the Board of Directors;

  •
  individuals currently on the Board of Directors cease to constitute a majority of the Board of Directors, unless a majority of the existing Board of Directors approves such new directors; or

  •
  a reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all the assets of Friendly's occurs.

        In December 2004, the Company's Board of Directors approved the vesting of all then outstanding and unvested stock options issued under the Company's 1997 Stock Option Plan and the Company's 2003 Incentive Plan, including all awards granted in fiscal 2004. This action was taken to reduce, or eliminate to the extent permitted, the transition expense related to outstanding stock option awards under SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation.

Aggregated Stock Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End 2004 (#)Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End 2004($) Exercisable/Unexercisable(2)
John L. Cutter	0	0	169,329/0	496,677/0
Paul V. Hoagland	0	0	85,498/0	308,436/0
Kenneth D. Green	0	0	15,000/0	0/0
Lawrence A. Rusinko	0	0	29,731/0	44,000/0
Garrett J. Ulrich	0	0	47,881/0	155,527/0
Michael A. Maglioli	54,177	496,630	0/0	0/0

(1)
These valuations represent the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the stock options exercised.

(2)
These valuations represent the difference between $8.41, the closing price of a share of common stock as reported on the American Stock Exchange on January 2, 2005 and the various exercise prices of these stock options.

Long-Term Incentive Plan

        The Company has established a Performance Unit Plan, which was approved by shareholders as part of the 2003 Incentive Plan. The Compensation Committee of the Board of Directors, which administers the plan, sets award targets for participating executives of the Company. The Compensation Committee determines a target award for each participant, and the target award cannot be increased for that period. The Committee also sets a matrix, which contains the target levels for the performance measures selected. Actual awards are determined after the end of the three-year period and range from 0% to 150% of the participant's target award. The performance period for the awards set forth is 2004-2006. If actual Company performance falls below certain parameters, no payouts are made. The target amount is earned if performance targets are achieved.

Long-Term Incentive Plan—Awards Made in Fiscal 2004

			Estimated Future Payouts Under Non-Stock Priced Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
John L. Cutter	349,000	3 years	174,500	349,000	523,500
Paul V. Hoagland	155,000	3 years	77,500	155,000	232,500
Kenneth D. Green	0	—	0	0	0
Lawrence A. Rusinko	72,000	3 years	36,000	72,000	108,000
Garrett J. Ulrich	78,000	3 years	39,000	78,000	117,000
Michael A. Maglioli	106,000	3 years	53,000	106,000	159,000

Contractual Arrangements with Executive Officers

        Change In Control Arrangements.    Friendly's has entered into change in control agreements with certain key employees, including Messrs. Cutter, Hoagland, Green, Rusinko and Ulrich. The agreements have a term of three years and automatically renew for successive one-year periods unless the Company notifies the employee in writing that the agreement will not be renewed. Under the agreements, in the event of a change in control, if the employee is terminated other than for cause or continuous illness, injury or incapacity for a period of six months or if the employee resigns for certain reasons specified in the agreements, then the employee is entitled to receive the following payments and benefits from the Company: (A) a lump sum cash payment equal to (i) the employee's base compensation times the number of years in the severance period specified in the employee's agreement (two years in the case of Messrs. Cutter and Hoagland and one year in the case of Messrs. Green, Rusinko and Ulrich) plus (ii) a pro-rated amount of the annual incentive bonus the employee would have received for the year of the termination; (B) continued benefits under the Company's then current health plan for the severance period specified in the employee's agreement or a payment in cash in lieu of such coverage in an amount equal to the employee's after-tax cost of continuing such coverage; and (C) during the severance period specified in the employee's agreement, the Company shall reimburse the employee for the cost of outplacement assistance services. In the event that any payments received by the employee in connection with a change in control are subject to the excise tax imposed upon certain change in control payments under federal tax laws, the agreements provide that the Company's independent public accounting firm immediately preceding the change in control shall compute the excise tax imposed on the employee and the Company shall pay that amount to the executive to provide the employee with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. The payment under the change in control agreements are in addition to and not in lieu of any payments or benefit due to the employee under any other plan, policy or program of the Company, except that the employee is not entitled to receive any benefits under any other severance plan of the Company. The employee will also continue to be covered by any insurance policy providing indemnification rights for service as an officer or director of the Company and to all other rights to indemnification provided by the Company.

        Separation Agreement.    In March 2004, the Company and Michael A. Maglioli, the Company's former Senior Vice President of Operations, entered into an agreement to memorialize various matters concerning Mr. Maglioli's separation from the Company. Under this agreement, the Company agreed to, among other things, (i) continue, through March 2006, to pay Mr. Maglioli's then base salary of $263,700, and a $18,459 annualized payment which would otherwise be paid to Mr. Maglioli under the Company's Deferred Compensation Plan, (ii) pay Mr. Maglioli $33,667, representing one-third of the Performance Unit Target of $101,000 under the Company's 2003-2005 Long-Term Incentive Plan, (iii) pay for six (6) months of retiree medical insurance and six months of COBRA dental insurance, (iv) accelerate the vesting of 1,943 shares he held pursuant to the Restricted Stock Program and 12,177 shares subject to outstanding stock options, (v) allow Mr. Maglioli to continue to utilize his Company vehicle until March 22, 2006, and (vi) provide certain outplacement services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Ice Cream Company ("TICC") operates three Friendly's restaurants under franchise agreements with Friendly's Restaurants Franchise, Inc. ("FRFI"), a subsidiary of Friendly's. The owners of TICC are family members of the Company's Chairman of the Board of Directors. The franchise agreement terms with TICC are identical in all material respects to the terms generally offered to unrelated franchisees of FRFI in the ordinary course of Friendly's business. TICC purchases certain food products used in the normal course of its franchise business from Friendly's. For the year ended January 2, 2005, TICC paid Friendly's approximately $2,079,630 for franchise royalty fees, marketing fees, food purchases and miscellaneous other products and services.

        During August 2003, Friendly's entered into a single restaurant franchise agreement with Treats of Huntersville LLC ("Treats"). The owner of Treats is a family member of the Company's Chairman of the Board of Directors. The franchise agreement terms with Treats are identical in all material respects to the terms generally offered to unrelated franchisees of FRFI in the ordinary course of Friendly's business. The location, which was initially opened by a former franchisee but closed in July 2002, was reopened by Treats in August 2003. Treats purchases certain food products used in the normal course of its franchise business from Friendly's. For the year ended January 2, 2005, Treats paid Friendly's approximately $422,105 for franchise royalty fees, marketing fees, food purchases and other miscellaneous products and services.

        Friendly's purchases certain food products used in the normal course of business from a division of The Restaurant Company ("TRC"), a company in which Friendly's Chairman of the Board of Directors has served as the Chairman of the Board of Directors and Chief Executive Officer since 1986. For the year ended January 2, 2005, Friendly's purchases were approximately $370,636.

        On February 25, 2003, S. Prestley Blake ("Blake"), holder of less than 10% of Friendly's outstanding common stock, sued Friendly's and its Chairman in a purported derivative action in Hampden Superior Court, Massachusetts ("Court"), alleging breach of fiduciary duty and misappropriation of corporate assets, claiming that the Company had paid certain expenses relating to a corporate jet and the Chairman's use of that jet and use of an office in Illinois. The suit seeks to require the Chairman to reimburse the Company, and the Company to pay Blake's attorneys' fees. On December 16, 2004, Blake requested leave from the Court to amend his suit to add as defendants TRC, Charles A. Ledsinger, Jr., a former director of the Company, and Steven L. Ezzes, Burton J. Manning and Michael J. Daly, current directors of the Company. The Company's Chairman, the other named directors and the Company have denied Blake's allegations and are defending the lawsuit vigorously.

OTHER MATTERS

Shareholder Communications

        Any shareholder wishing to communicate with any of our directors regarding the Company may write to the director(s), c/o Gregory A. Pastore, Clerk, Friendly Ice Cream Corporation, 1855 Boston Road, Wilbraham, Massachusetts 01095. The Clerk will forward these communications directly to the director(s). The independent directors of the Board review and approve the shareholder communication process periodically to ensure effective communication with shareholders.

Shareholder Proposals and Shareholder Nominations of Directors for the 2006 Annual Meeting

        To be eligible for inclusion in Friendly's proxy statement for the 2006 Annual Meeting, shareholder proposals must be received by Friendly's Clerk no later than December 9, 2005 and must comply with the requirements of the Securities and Exchange Commission. Shareholders otherwise interested in (a) presenting a proposal for consideration, or (b) nominating one or more persons for election as a

Director at Friendly's Annual Meeting of Shareholders in 2006 must comply with the procedures set forth in Friendly's By-Laws and notice of intention to submit the proposal or nomination must be received by the Clerk of Friendly's no later than 120 days in advance of the meeting if such meeting is held on a day which is within 30 days preceding May 11, 2006, the anniversary of the previous year's meeting, or 150 days in advance of such meeting if such meeting is to be held on or after May 11, 2006, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Other Business

        As of the date of this proxy statement, Friendly's knows of no business that will be presented for consideration at the Annual Meeting other than the proposal referred to above. Should any other matter be properly brought before the Annual Meeting for action by the shareholders, proxies in the enclosed form returned to Friendly's will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Proxy Solicitation Costs

        The cost of soliciting proxies in the enclosed form will be borne by Friendly's. Officers and regular employees of Friendly's may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. Friendly's will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                      By Authorization of the Board of Directors,

                      Gregory A. Pastore
                       Vice President, General Counsel and Clerk

April 8, 2005

DETACH PROXY CARD HERE

Mark, Sign, Date and Return	☒
the Proxy Card Promptly	Votes MUST be indicated
Using the Enclosed Envelope.	(x) in Black or Blue ink.
1.	To elect two Class II Directors for a term expiring in 2008.	3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
FOR nominee listed below	☐	WITHHOLD AUTHORITY to vote for nominee listed below	☐ EXCEPTIONS ☐
Nominees: STEVEN L. EZZES PERRY D. ODAK			To change your address, please mark this box. ☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name and check the "Exceptions" box above.)			To include any comments, please mark this box. ☐
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Friendly's Independent public accountants for fiscal 2005.	☐	☐	☐
S C A N L I N E

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
________________________________ ______________________________
Date Share Owner sign here Co-Owner sign here

FRIENDLY ICE CREAM CORPORATION        PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Friendly Ice Cream
Corporation for the Annual Meeting on May 11, 2005

        The undersigned appoints John L. Cutter, Paul V. Hoagland and Gregory A. Pastore and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Friendly Ice Cream Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2005, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

(Continued, and to be signed and dated, on the reverse side.)

                      FRIENDLY ICE CREAM CORPORATION
                      P.O. BOX 11389
                      NEW YORK, N.Y. 10203-0389